UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2006

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.53
EXHIBIT 10.54

Item 1.01 Entry into a Material Definitive Agreement
Summary Description of 2006 CEO Incentive Plan Metrics
On February 9, 2006, the Compensation Committee of the Board of Directors of LSI Logic Corporation (the “Company”) adopted the performance metrics for 2006 for the CEO under the LSI Logic Corporation Incentive Plan, as amended and restated on March 10, 2004, and as approved by the stockholders on May 6, 2004 (the “CEO Incentive Plan”). The CEO Incentive Plan is attached hereto as Exhibit 10.54 and incorporated herein by reference.
The bonus amount payable to the CEO under the CEO Incentive Plan for fiscal year 2006 is targeted at one hundred percent (100%) of the CEO’s annual base compensation, and is capped at a maximum incentive award of $2,000,000. The amount of the incentive award, if any, will be decided upon following the Compensation Committee’s determination of the CEO’s performance against established financial, strategic, and leadership metrics.
Summary Description of 2006 Incentive Plan
On February 9, 2006, the Compensation Committee of the Board of Directors of LSI Logic adopted the 2006 Incentive Plan for the Company (“2006 Incentive Plan”).
The bonus pool under the 2006 Incentive Plan is not funded until the Company meets a predetermined threshold operating income target. Thereafter, the bonus pool increases as operating income increases. The maximum bonus pool will not exceed $25 million. The Company’s named executive officers, other than the CEO, as well as other employees of the Company, are eligible to participate in the 2006 Incentive Plan. The target bonus for named executive officers, other than the CEO, is between 45% and 55% of the named executive officer’s base compensation. Actual bonus payments to named executive officers may be greater than or less than the stated target amount.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

10.53	Written Description of 2006 Incentive Plan
10.54	LSI Logic Corporation Incentive Plan, as amended and restated on March 10, 2004

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ Bryon Look
Bryon Look
Executive Vice President and Chief Financial Officer

Date: February 15, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.53	Written Description of 2006 Incentive Plan
10.54	LSI Logic Corporation Incentive Plan, as amended and restated on March 10, 2004